UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 27, 2013
(Date of earliest event reported)

Texas Rare Earth Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-53482 (Commission File Number)	87-0294969 (IRS Employer Identification No.)

539 El Paso Avenue Sierra Blanca, Texas (Address of principal executive offices)	79851 (Zip Code)

Registrant’s telephone number, including area code:   (915) 369-2133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 27, 2013, Mr. John Tumazos resigned as a director and non-executive chairman of the board of the Corporation.  Mr. Tumazos resigned from the board to dedicate more of his time to his own business and personal pursuits.

Mr. Tumazos has informed the board that while he was pleased at the metallurgical progress evident in the company’s press releases between March 20, 2013 and May 8, 2013, his resignation was due to his disagreement with certain policy decisions of the board regarding the operations of the Corporation and his belief that now is the appropriate time to sell the Corporation to a larger concern.

The board does not believe that his concerns as expressed to the board were truly disagreements with the board’s fundamental business strategy for the Corporation and its operations.  The board takes its obligation to increase shareholder value seriously and is actively considering all pathways available to the Corporation while also finalizing the Corporation’s current technical work to prove out alternative production methodologies from its Preliminary Economic Assessment of June 2012.  The board believes that finalizing these methodologies in a cost efficient manner while simutaneously pursuing alternative strategic arrangements, including the possibility of selling the Corporation, is the best path to maximize shareholder value.  The board has overseen a drastic reduction of the Corporation’s use of funds and remains dedicated to using Corporate funds in an efficient manner best suited to maximizing the Corporation’s value.  The board will continue to consistently, actively consider and pursue all available opportunities for the Corporation and will engage qualified consultants as deemed necessary and appropriate by the board to effectively assist the board in evaluating and implementing its strategy, including if deemed appropriate, in assisting in selling the Corporation.

The Corporation thanks Mr. Tumazos for his dedicated service to the Corporation and looks forward to continuing to work with Mr. Tumazos as a significant shareholder of the Corporation to maximize value.

Pursuant to Item 5.02(a)(3), this Form 8-K has been provided to Mr. Tumazos.  The Corporation will promptly file any letter provided by Mr. Tumazos in relation thereto by amendment to this Form 8-K.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding the board’s intention to complete technical work on methodologies for pruduction at the Round Top project, the board’s belief that completing the technical work while simultaneously pursuing strategic arrangement will maximize shareholder value, the Corporation’s continued use of funds, the board’s active consideration of evaluating and pursuing alternative arrangements and the possibility of selling the Corporation. When used in this press release, the words “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if, “anticipate,” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, risks related to changes in future operating costs and working capital balance, risks related to mineralogy processes, risks related to mineral estimates, risks related to the inherently dangerous activity of mining, as well as those factors discussed under the heading “Risk Factors” in the Company’s latest annual report on Form 10-K, as filed on November 15, 2012, and other documents filed with the U.S. Securities and Exchange Commission. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS RARE EARTH RESOURCES CORP.

DATE: May 31, 2013	By:	/s/ Daniel Gorski
Daniel Gorski Chief Executive Officer